EXHIBIT 99.1                                                      [LOGO] VOXWARE

--------------------------------------------------------------------------------


VOXWARE ANNOUNCES LISTING ON NASDAQ CAPITAL MARKET(R)

VOXWARE'S TRADING SYMBOL CHANGES TO VOXW

LAWRENCEVILLE, NJ -- MARCH 14, 2006 - Voxware, Inc. (OTC: VXWR), a leading supplier of voice-based solutions for the logistics workforce, announced that on March 20, 2006 its stock will begin trading on the NASDAQ Capital Market(R) under the trading symbol VOXW.

"We are pleased that our securities will be trading on the NASDAQ Capital Market. The NASDAQ listing represents a further step in Voxware's efforts to enhance the Company's tradability and value to its investors. This follows the August equity financing, conversion of all preferred stock into common stock, and the reverse stock split accomplished during the second half of 2005. We believe the Company's improved financial condition and continued expansion in the logistics marketplace warrant greater visibility in the financial markets to a wider range of institutional, as well as individual, investors. Listing on the NASDAQ will help to provide that visibility," said Tom Drury, Voxware CEO.


ABOUT VOXWARE

Voxware, Inc. (NASDAQ: VOXW effective March 20, 2006), provides voice-driven logistics solutions that optimize the full spectrum of warehouse operations for greater accuracy, productivity and flexibility in supply chain execution.

Voxware's corporate headquarters are in Lawrenceville, New Jersey, with operating offices in Cambridge, Massachusetts and the United Kingdom. Additional information about Voxware can be obtained on the Internet at WWW.VOXWARE.COM.


                                       ###


FOR ADDITIONAL INFORMATION:

Press Contact:                                  Investor Relations Contact:
Jef Morrow                                      IR@voxware.com
Voxware, Inc.
jmorrow@voxware.com
609.514.4100                                    Product/Sales Inquiries:
                                                marketing@voxware.com
                                                609.514.4100 ex 4122



THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE VOXWARE'S PLANS TO DIFFER OR RESULTS TO VARY FROM THOSE EXPECTED INCLUDING THE RISKS ASSOCIATED WITH VOXWARE'S NEED TO INTRODUCE NEW AND ENHANCED PRODUCTS AND SERVICES IN ORDER TO INCREASE MARKET PENETRATION AND THE RISK OF OBSOLESCENCE OF ITS PRODUCTS AND SERVICES DUE TO TECHNOLOGICAL CHANGE; VOXWARE'S NEED TO ATTRACT AND RETAIN KEY MANAGEMENT AND OTHER PERSONNEL WITH EXPERIENCE IN PROVIDING INTEGRATED VOICE-BASED SOLUTIONS FOR E-LOGISTICS, SPECIALIZING IN THE SUPPLY CHAIN SECTOR; THE POTENTIAL FOR SUBSTANTIAL FLUCTUATIONS IN VOXWARE'S RESULTS OF OPERATIONS; COMPETITION FROM OTHERS; VOXWARE'S EVOLVING DISTRIBUTION STRATEGY AND DEPENDENCE ON ITS DISTRIBUTION CHANNELS; THE POTENTIAL THAT SPEECH PRODUCTS WILL NOT BE WIDELY ACCEPTED; VOXWARE'S NEED FOR ADDITIONAL CAPITAL; AND A VARIETY OF RISKS SET FORTH FROM TIME TO TIME IN VOXWARE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. VOXWARE UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.




--------------------------------------------------------------------------------
PLEASE VISIT OUR WEBSITE AT WWW.VOXWARE.COM FOR ADDITIONAL DISCLOSURES AND FURTHER INFORMATIONGRAPHIC OMITTED]